As filed with the Securities and Exchange Commission on June 17, 2022
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON	91-1761992
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

16760 SW Upper Boones Ferry Rd. Suite 101 Portland, Oregon	97224
(Address of principal executive offices)	(Zip Code)

Pixelworks, Inc. Amended and Restated 2006 Stock Incentive Plan
(Full title of the plan)

Todd A. DeBonis
President and Chief Executive Officer
Pixelworks, Inc.
16760 SW Upper Boones Ferry Rd. Suite 101
Portland, Oregon 97224
(Name and address of agent for service)

(503) 601-4545
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

INFORMATION REQUIRED PURSUANT
TO GENERAL INSTRUCTION E TO FORM S-8

Explanatory Note

    This Registration Statement is being filed by Pixelworks, Inc. (the “Registrant”) relating to 1,850,000 shares of its common stock, $0.001 par value per share (the “Common Stock”) issuable to eligible individuals under the Registrant’s Amended and Restated 2006 Stock Incentive Plan (the “Plan”), such shares which are in addition to the (a) 4,000,000 shares of Common Stock registered on the Registrant’s Form S-8 filed on August 11, 2006 (File No. 333-136553), (b) 1,000,000  shares of Common Stock registered on the Registrant’s Form S-8 filed on August 11, 2008 (File No. 333-152945), (c) 1,150,000  shares of Common Stock registered on the Registrant’s Form S-8 filed on August 6, 2009 (File No. 333-161125), (d) 1,000,000  shares of Common Stock registered on the Registrant’s Form S-8 filed on July 16, 2010 (File No. 333-168175), (e) 1,000,000  shares of Common Stock registered on the Registrant’s Form S-8 filed on July 16, 2012 (File No. 333-182701), (f) 1,000,000  shares of Common Stock registered on the Registrant’s Form S-8 filed on July 19, 2013 (File No. 333-190037), (g) 1,000,000 shares of Common Stock registered on the Registrant's Form S-8 filed on July 25, 2014 (File No. 333-197644), (h) 2,000,000 shares of Common Stock registered on the Registrant's Form S-8 filed on July 24, 2015 (File No. 333-205856), (i) 1,200,000 shares of Common Stock registered on the Registrant's Form S-8 filed on July 22, 2016 (File No. 333-212650), (j) 1,300,000 shares of Common Stock registered on the Registrant's Form S-8 filed on July 24, 2017 (File No. 333-219418), (k) 2,400,000 shares of Common Stock registered on the Registrant's Form S-8 filed on September 14, 2018 (File No. 333-227352), (l) 2,400,000 shares of Common Stock registered on the Registrant's Form S-8 filed on August 12, 2019 (File No. 333-233210), (m) 2,900,000 shares of Common Stock registered on the Registrant's Form S-8 filed on June 26, 2020 (File No. 333-239466), and (n) 3,000,000 shares of Common Stock registered on the Registrant's Form S-8 filed on May 28, 2021 (File No. 333-256606) (collectively the “Prior Registration Statements”).

    This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding the registration of additional securities.  Accordingly, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I
INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS
The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants of the Plan as specified by Securities Act Rule 428(b)(1). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Securities Act Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
The following documents of the Registrant filed with the Commission are incorporated herein by reference:
(a)    The Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 2021, filed with the Commission on March 9, 2022;
(b)    The Registrant's Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 2022, filed with the Commission on May 10, 2022;
(c)    The Registrant's Current Reports on Form 8-K filed on January 7, 2022, January 31, 2022, February 17, 2022, March 28, 2022 and May 13, 2022; and
(d)    The description of the Registrant's Common Stock set forth in Exhibit 4.1 of the Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 2019, filed with the Commission on March 11, 2020, together with any other amendment or report filed with the Commission for the purpose of updating such description.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.
Item 8.     Exhibits.

Exhibit Number	Description
5.1	Opinion of Tonkon Torp LLP as to the legality of the securities being registered
23.1	Consent of Tonkon Torp LLP (included in legal opinion filed as Exhibit 5.1)
23.2	Consent of Armanino LLP, Independent Registered Public Accounting Firm
24.1	Power of Attorney (included as part of the signature page to this Registration Statement).
99.1	Pixelworks, Inc. Amended and Restated 2006 Stock Incentive Plan
107	Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on June 17, 2022.
PIXELWORKS, INC.

By:	/s/ Todd A. DeBonis
Todd A. DeBonis
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Todd A. DeBonis and Haley F. Aman, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Todd A. DeBonis	President, Chief Executive Officer (Principal Executive Officer) and Director
Todd A. DeBonis		June 17, 2022

/s/ Haley F. Aman	Chief Financial Officer (Principal Accounting and Financial Officer)
Haley F. Aman		June 17, 2022

/s/ Daniel J. Heneghan	Chairman of the Board
Daniel J. Heneghan		June 17, 2022

/s/ Amy L. Bunszel	Director
Amy L. Bunszel		June 17, 2022

/s/ Dean W. Butler	Director
Dean W. Butler		June 17, 2022

/s/ C. Scott Gibson	Director
C. Scott Gibson		June 17, 2022

/s/ David J. Tupman	Director
David J. Tupman		June 17, 2022